Exhibit 99.1
VWR Corporation Reports First Quarter 2017 Financial Results
RADNOR, Pa., May 5, 2017 /PRNewswire/ — VWR Corporation (NASDAQ: VWR), the leading global independent provider of product and service solutions to laboratory and production customers, today announced its financial results for the first quarter ended March 31, 2017.
Highlights:

•	First quarter record quarterly net sales of $1.14 billion, up 3.7% year-over-year, and up 4.3% on an organic basis.

•	1Q17 EMEA-APAC net sales increased 3.4%, up 8.4% on an organic basis, while the Americas net sales increased 3.9%, up 1.7% on an organic basis.

•	GAAP diluted EPS was $0.29 in both 1Q17 and 1Q16. 1Q17 quarterly Adjusted EPS of $0.44, up 10.0% compared to $0.40 in the prior year quarter.

•	Cash flow from operating activities of $66.5 million, up 58.3% as compared to $42.0 million in 1Q16.

•	Acquired Seastar, a manufacturer of high purity reagents used by global research customers, in January 2017.

•	Acquired EPL Archives, a leading global archive and biorepository services company, in March 2017.

•	Acquired MESM, a service company providing equipment supply and ancillary consumables for customers engaged in clinical trials, in April 2017.
Information Regarding Today’s Announcement of Definitive Agreement with Avantor
In a separate press release issued this morning, VWR announced that it has entered into a definitive agreement with Avantor, Inc. under which Avantor will acquire VWR for $33.25 per common share, in cash, or an enterprise value of $6.4 billion. For further information on the transaction, please visit http://investors.vwr.com to access a copy of the press release.
In light of this announcement, VWR no longer plans to provide or update financial guidance and will not hold its investor conference call on first quarter 2017 results, previously planned for 8 am ET on the morning of May 5, 2017.
Manuel Brocke-Benz, President and Chief Executive Officer of VWR, commented: “The first quarter represents a strong start to the year, bolstered by our solid business momentum in EMEA-APAC and improving performance in the Americas. During the first quarter, organic revenues increased 4.3%, with EMEA-APAC up 8.4%. Our solid revenue momentum, coupled with our adjusted operating income margin expansion, drove strong bottom-line performance.”

Mr. Brocke-Benz continued: “We recently acquired EPL Archives and MESM, both of which significantly expand and strengthen our VWRCATALYST services platform. With these acquisitions, we continue to build a significant business that provides a compelling proposition to biopharma customers engaged in clinical trials activities. And earlier in the quarter, we acquired Seastar, a global quality leader in manufacturing ultra-pure acid and base products used for detecting trace elements for environmental, food and semiconductor analysis and testing. These acquisitions are an important part of our strategy to increase customer intimacy and relevance in these key growth areas.”
First Quarter 2017 – Consolidated Results
Net sales were $1.14 billion, up $40.8 million, or 3.7% compared to the prior year. Foreign exchange reduced net sales by $19.1 million, or 1.7%, while recent acquisitions, net of dispositions, increased net sales by an additional $12.5 million, or 1.1%. On an organic basis, net sales increased $47.4 million or 4.3%.
Operating income was $81.5 million, up $1.8 million compared to the prior year. GAAP diluted EPS was $0.29 in both the current and prior year quarter, while Adjusted EPS increased 10.0% year-over-year to $0.44, up from $0.40 in the prior year quarter.
First Quarter 2017 – Segment Results
Americas
Net sales were $692.8 million, up $26.1 million, or 3.9% compared to prior year, and up 1.7% on an organic basis. The increase in the Americas net sales was driven by strong sales to industrial, healthcare and education customers.
Operating income was $41.9 million, down $1.5 million or 3.5% compared to prior year. First quarter 2017 operating income includes $0.9 million of restructuring expenses and a $1.9 million acquisition related inventory step-up charge. Results for the first quarter of 2016 included $0.4 million of secondary offering expenses and a $0.2 million earn-out adjustment.
EMEA-APAC
Net sales were $446.3 million, up $14.7 million, or 3.4% year-over-year. Foreign currency reduced net sales by $20.9 million, or 4.8%, while acquisitions added $1.7 million, or 0.4%. The disposition of the Australia/New Zealand business reduced revenues by 0.5%. On an organic basis, net sales increased 8.4%.
Operating income was $39.6 million, up $3.3 million compared to prior year. First quarter 2017 operating income included $4.8 million of restructuring expenses and a $1.7 million favorable earn-out adjustment.
Greg Cowan, Senior Vice President and Chief Financial Officer commented: “VWR delivered another strong cash flow quarter, with cash flow from operations of $66.5 million, up $24.5 million, or 58.3% as compared to prior year. Going forward, we will continue to invest our cash flows to fund attractive acquisition opportunities and to delever our balance sheet. We finished 2016 with elevated spending on acquisitions, and in 2017, our M&A efforts are off to a very strong start to the year. The higher level of acquisition spending is a function of the attractive opportunities that came to the market and our decision to deploy capital to strengthen key growth platforms.”
Balance Sheet & Cash Flows
At March 31, 2017, total debt was $2.181 billion compared to total debt of $2.017 billion as of December 31, 2016. First quarter 2017 cash generated by operating activities was $66.5 million compared to $42.0 million in the first quarter of 2016. Capital expenditures for the quarter were $13.2 million compared to $14.3 million in the prior year quarter.

Use of Non-GAAP Financial Measures
As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that are used by management, and which we believe are useful to investors, as supplemental operational measurements to evaluate our financial performance. These measurements should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measurements, and such measurements may not be comparable to similarly-titled measurements reported by other companies. Rather, these measurements should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in publicly filed reports in their entirety and not rely solely on any one, single financial measurement or communication.
The non-GAAP measurements used in this press release are Adjusted EPS and organic net sales:

•
Adjusted EPS is a non-GAAP financial measurement that eliminates the effect of the amortization of acquired intangible assets, restructuring charges, impairment charges, changes in foreign currency exchange rates related to financing decisions and certain other items. We then add or subtract an estimated incremental income tax effect applicable to those items. We believe that this measurement is useful to investors as an additional way to analyze the underlying trends in our business consistently across the periods presented. This measurement is used by our management for the same reason.

•
Organic net sales is a non-GAAP financial measurement that eliminates the contribution from recently acquired businesses and the impact of changes in foreign currency exchange rates from our reported net sales. We believe that this measurement is useful to investors as a way to measure and evaluate our underlying commercial operating performance consistently across the periods presented. This measurement is used by our management for the same reason.

Reconciliations of our non-GAAP measurements to their most directly comparable GAAP-based financial measurements are included at the end of this press release.
About VWR Corporation
VWR (NASDAQ: VWR), headquartered in Radnor, Pennsylvania, is the leading global independent provider of product and service solutions to laboratory and production customers. With sales in excess of $4.5 billion in 2016, VWR enables science for customers in the pharmaceutical, biotechnology, industrial, education, government and healthcare industries. With more than 160 years of experience, VWR has cultivated a value proposition delivering product choice, operational excellence and differentiated services to improve our customers’ productivity from research to production. VWR’s differentiated services provide innovative, flexible and customized solutions from scientific research services to custom-manufactured chemical blends. Our dedicated team of more than 10,200 associates is focused on supporting scientists, medical professionals and production engineers to achieve their goals.

Forward-Looking Statements
This press release contains forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.
Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our Annual Report on Form 10-K.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

VWR Corporation and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)

	Three months ended March 31,
(in millions, except per share data)	2017	2016
Net sales	$1,139.1	$1,098.3
Cost of goods sold	819.4	787.7
Gross profit	319.7	310.6
Selling, general and administrative expenses	238.2	230.9
Operating income	81.5	79.7
Interest expense	(18.7)	(19.2)
Other income (expense), net	(0.7)	(0.6)
Income before income taxes	62.1	59.9
Income tax provision	(23.6)	(21.1)
Net income	$38.5	$38.8
Earnings per share:
Basic	$0.29	$0.30
Diluted	0.29	0.29
Weighted average shares outstanding:
Basic	131.6	131.4
Diluted	132.0	131.6

VWR Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

(in millions, except per share data)	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$141.5	$168.7
Trade accounts receivable, net of reserves of $10.2 and $10.5	658.7	607.2
Inventories	471.9	483.1
Other current assets	76.4	93.1
Total current assets	1,348.5	1,352.1
Property and equipment, net of accumulated depreciation of $261.9 and $248.9	299.5	253.8
Goodwill	1,924.7	1,844.0
Other intangible assets, net	1,492.3	1,407.8
Other assets	123.5	104.8
Total assets	$5,188.5	$4,962.5
Liabilities, Redeemable Equity and Stockholders’ Equity
Current liabilities:
Current portion of debt	$386.5	$250.1
Accounts payable	486.8	476.3
Employee-related liabilities	77.4	79.3
Current amount due to Varietal — ITRA	26.0	27.7
Other current liabilities	168.2	152.7
Total current liabilities	1,144.9	986.1
Debt, net of current portion	1,794.5	1,766.9
Amount due to Varietal — ITRA, net of current portion	31.3	57.3
Deferred income tax liabilities	473.0	477.2
Other liabilities	175.4	159.4
Total liabilities	3,619.1	3,446.9
Redeemable equity, at redemption value	24.7	21.2
Stockholders’ equity:
Preferred stock, $0.01 par value; 50.0 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value; 750.0 shares authorized, 131.7 and 131.6 shares issued and outstanding	1.3	1.3
Additional paid-in capital	1,766.3	1,766.0
Retained earnings	193.0	154.5
Accumulated other comprehensive loss	(415.9)	(427.4)
Total stockholders’ equity	1,544.7	1,494.4
Total liabilities, redeemable equity and stockholders’ equity	$5,188.5	$4,962.5

VWR Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended March 31,
(in millions)	2017	2016
Cash flows from operating activities:
Net income	$38.5	$38.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34.1	30.8
Deferred income tax (benefit) provision	(5.9)	8.9
Other, net	5.8	5.0
Changes in working capital, net of business acquisitions:
Trade accounts receivable	(41.4)	(32.4)
Inventories	17.3	(12.4)
Accounts payable	3.6	6.9
Other assets and liabilities	14.5	(3.6)
Net cash provided by operating activities	66.5	42.0
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(163.0)	(28.9)
Proceeds from disposition of business, net of cash disposed	6.1	—
Capital expenditures	(13.2)	(14.3)
Net cash used in investing activities	(170.1)	(43.2)
Cash flows from financing activities:
Proceeds from debt	413.2	242.1
Repayment of debt	(296.8)	(175.4)
Payment to Varietal under ITRA	(27.7)	(78.1)
Payment of contingent consideration	(19.0)	(1.8)
Other financing activities	4.8	2.9
Net cash provided by (used in) financing activities	74.5	(10.3)
Effect of exchange rate changes on cash	1.9	4.9
Net decrease in cash and cash equivalents	(27.2)	(6.6)
Cash and cash equivalents at beginning of period	168.7	136.3
Cash and cash equivalents at end of period	$141.5	$129.7
Supplemental disclosures of cash flow information:
Cash paid for interest	$11.3	$15.0
Cash paid for income taxes, net	15.9	10.3

VWR Corporation and Subsidiaries
Supplemental Financial Information (Unaudited)

	Three months ended March 31,		Reported change
(dollars in millions)	2017	2016	Amount	%
Net sales:
Americas	$692.8	$666.7	$26.1	3.9%
EMEA-APAC	446.3	431.6	14.7	3.4%
Total	1,139.1	1,098.3	40.8	3.7%
Gross profit	319.7	310.6	9.1	2.9%
Gross margin	28.1%	28.3%	(20)	basis points
SG&A expenses	$238.2	$230.9	$7.3	3.2%
% of net sales	20.9%	21.0%	(10)	basis points
Operating income:
Americas	$41.9	$43.4	$(1.5)	(3.5)%
EMEA-APAC	39.6	36.3	3.3	9.1%
Total	$81.5	$79.7	$1.8	2.3%
Operating income margin:
Americas	6.0%	6.5%	(50)	basis points
EMEA-APAC	8.9%	8.4%	50	basis points
Total	7.2%	7.3%	(10)	basis points

VWR Corporation and Subsidiaries
Reconciliation of Adjusted EPS (Unaudited)

	Three months ended March 31,
	2017		2016
	Adjustments in millions	Per share	Adjustments in millions	Per share
Diluted earnings per share (GAAP)		$0.29		$0.29
Adjustments to reconcile diluted earnings per share to Adjusted EPS:
Amortization of acquired intangible assets	$22.2	0.17	$21.0	0.16
Net foreign currency remeasurement loss from financing activities	0.8	0.01	0.6	—
Restructuring	5.7	0.04	—	—
Secondary equity offering costs	—	—	0.4	—
(Income) loss from changes to estimated fair value of contingent consideration	(1.7)	(0.01)	0.2	—
Purchase accounting adjustments	1.9	0.01	—	—
Income tax benefit applicable to adjustments, net*	(9.6)	(0.07)	(7.8)	(0.06)
Adjusted EPS (non-GAAP)**		$0.44		$0.40

*	Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates between 0% and 39%, depending upon the applicable jurisdiction.

**	Calculated result does not foot due to rounding.
VWR Corporation and Subsidiaries
Reconciliation of Organic Net Sales Growth (Unaudited)

	Three months ended March 31,		Non-GAAP reconciliation
			Reported change		Currency translation	Acquisitions, net of dispositions	Organic net sales growth
(dollars in millions)	2017	2016	Amount	%			Amount	%
Americas	$692.8	$666.7	$26.1	3.9%	$1.8	$12.9	$11.4	1.7%
EMEA-APAC	446.3	431.6	14.7	3.4%	(20.9)	(0.4)	36.0	8.4%
Net sales	$1,139.1	$1,098.3	$40.8	3.7%	$(19.1)	$12.5	$47.4	4.3%

Media Contact:
Valerie Collado
Director, Corporate Communications
VWR Corporation
Phone: +484.885.9338
valerie_collado@vwr.com
Investor Contact:
John Sweeney, CFA
VP, Investor Relations
VWR Corporation
Phone: +610.386.1483
ir@vwr.com